Exhibit 99.1

Heska Reports Financial Results for the Second Quarter of 2015

LOVELAND, CO, July 29, 2015 -- Heska Corporation (NASDAQ: HSKA - News; "Heska" or the "Company"), a provider of advanced veterinary diagnostic and other specialty veterinary products, today reported financial results for its second quarter ended June 30, 2015.

Second Quarter 2015 Highlights with Prior Year Comparison:

•	Income from Operations was up nearly 100% to $1.829 million, from $917 thousand.
•	Blood Analyzer and Consumables revenue rose 29% to $10.1 million, from $7.8 million.
•	Core Companion Animal revenue was up 19% to $20.7 million, from $17.5 million.
•	Consolidated revenue was up 4% to $23.9 million, from $22.9 million.
•	Gross profit was up 13% to $10.3 million, from $9.1 million.
•	Gross margin was up 3.5 percentage points to 43.1%, from 39.6%.
•	Heska Imaging revenue was up 35.8% to 4.4 million, from $3.2 million. Heska Imaging Gross margin expanded over 10 percentage points to 37.5%.
•	Net income attributable to Heska Corporation of $1.2 million, or 0.17 cents per diluted share, was up 12%.

Kevin Wilson, Heska's Chief Executive Officer and President, commented that, “Heska continued its strong momentum in the quarter by expanding margins, selling more, and spending less per revenue dollar doing it. The newly launched Element HT5 five-part hematology analyzer continues to gain marketshare with overall hematology placements growing 132% over last year and 46% over last quarter. Chemistry placements rose 29% and Blood Gas placements rose 41%. Our close relationship with Henry Schein Animal Health is going very well and gaining momentum in blood analyzers and new collaborations on private label products and software integrations. During the period, we grew our net customer base in all key segments, including the highly competitive blood analyzer space, where roughly eight in ten new analyzer customers upgraded to Heska from a competitor. We are executing well, our pipeline is at record levels, and we are working hard on several new initiatives, including today's release of the all new Element i immunodiagnostics platform for point of care T4, Cortisol, and the market's first point of care TSH testing.”

Financial Results

Second quarter 2015 revenue was $23.9 million, up 4% as compared to the second quarter of 2014. In the second quarter of 2015, Core Companion Animal Health revenue increased approximately 19% to $20.8 million from $17.5 million in the prior year period. In line with expectations and timing of shipments and third party partner orders, Other Vaccines, Pharmaceuticals and Products revenue decreased approximately 42% to $3.2 million from $5.4 million in the second quarter last year. Gross profit was $10.3 million, or a 43.1% gross margin, in the second quarter of 2015 compared with gross profit of $9.1 million, or 39.6% gross margin, in the second quarter of 2014. Total operating expenses were $8.5 million, or 35.4% of sales, in the second quarter of 2015 compared with total operating expenses of $8.2 million, or 35.6% of sales, in the prior year period. The Company reported operating income of $1.8 million in the second quarter of 2015, compared to operating income of $917 thousand in the second quarter of 2014. Income before income taxes was $1.8 million in the second quarter of 2015, compared to income before taxes of $924 thousand in the prior year period. In the second quarter of 2015, net income attributable to Heska Corporation was $1.2 million, or $0.17 per diluted share, compared to net income attributable to Heska Corporation of $1.1 million, or $0.17 per diluted share, in the second quarter of 2014.

Balance Sheet

As of June 30, 2015, Heska had $6.6 million in cash and working capital of $20.4 million. Stockholders' equity increased to $56.6 million compared to $53.1 million as of December 31, 2014.

Investor Conference Call

Management will conduct a conference call on Wednesday, July 29, 2015 at 9 a.m. MDT (11 a.m. EDT) to discuss the second quarter 2015 financial results. To participate, dial (888) 510-1786 (domestic) or (719) 325-2469 (international); the conference call access number is 9262530. The conference call will also be broadcast live over the Internet at http://www.heska.com. To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register, download and install any necessary audio software. Telephone replays of the conference call will be available for playback on Heska's home page at www.heska.com until August 12, 2015. The telephone replay may be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The replay access number is 9262530.

About Heska

Heska Corporation (NASDAQ: HSKA - News) sells advanced veterinary diagnostic and other specialty veterinary products. Heska's state-of-the-art offerings to its customers include blood testing instruments and supplies, digital imaging products, software and services, and single use products and services such as in-clinic heartworm diagnostic tests, heartworm preventive products, allergy immunotherapy products and allergy testing. The Company's core focus is on the canine and feline markets where it strives to provide high value products and unparalleled customer support to veterinarians. For further information on Heska and its products, visit the company's website at www.heska.com.

Forward-Looking Statements

This announcement contains forward-looking statements regarding Heska's future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. Investors should note that there is an inherent risk in using past results, including trends, to predict future outcomes, including using customer trends to predict future success with new customers. In addition, factors that could affect the business and financial results of Heska generally include the following: uncertainties related to an entity's perceived pipeline translating into future sales; uncertainties related to the economic success of any collaboration; uncertainties related to the perception of any business relationship, and the ultimate economic impact of any such relationship; uncertainties related to product development; uncertainties related to the commercialization of any new product; uncertainties related to the ultimate commercial success of any product, including a product where the initial customer experience is positive; competition; risks related to Heska's reliance on third-party suppliers, which is substantial; uncertainties related to Heska's ability to compete successfully as compared to Heska's competitors for the time, energy and focus of a given distributor's employees; and the risks set forth in Heska's filings and future filings with the Securities and Exchange Commission, including those set forth in Heska's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Financial Table Follows:

Consolidated Statements of Operations

In Thousands, Except per Share Amounts

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenue:
Core companion animal health	$17,486	$20,757	$34,852	$40,329
Other vaccines, pharmaceuticals and products	5,430	3,153	8,857	6,475
Total revenue, net	22,916	23,910	43,709	46,804

Cost of revenue	13,839	13,613	26,353	26,423

Gross profit	9,077	10,297	17,356	20,381

Operating expenses:
Selling and marketing	4,752	5,239	9,697	10,699
Research and development	374	392	762	811
General and administrative	3,034	2,837	6,081	6,021
Total operating expenses	8,160	8,468	16,540	17,531
Operating income	917	1,829	816	2,850
Interest and other expense, net	(7)	37	9	174
Income before income taxes	924	1,792	807	2,676
Income tax expense:
Current tax expense	32	82	53	126
Deferred tax expense	114	532	249	789
Total income tax expense	146	614	302	915
Net income	$778	$1,178	$505	$1,761
Net income (loss) attributable to non-controlling interest	(291)	(19)	(756)	(34)
Net income attributable to Heska Corporation	1,069	1,197	1,261	1,795

Basic net income per share attributable to Heska Corporation	$0.18	$0.19	$0.21	$0.29
Diluted net income per share attributable to Heska Corporation	$0.17	$0.17	$0.20	$0.26

Weighted average outstanding shares used to compute basic net income per share attributable to Heska Corporation	5,936	6,283	5,898	6,232
Weighted average outstanding shares used to compute diluted net income per share attributable to Heska Corporation	6,384	7,075	6,183	6,980

Balance Sheet Data

In Thousands (unaudited)

	December 31, 2014	June 30, 2015
Cash and cash equivalents	$5,855	$6,647
Total current assets	34,400	38,807
Note receivable – related party	1,466	1,492
Total assets	96,844	102,906
Line of credit	48	1,373
Other short-term borrowings, including current portion of long-term note payable	141	159
Total current liabilities	15,052	18,403
Long-term note payable, net of current portion	227	140
Non-controlling interest	15,679	15,705
Stockholders' equity	53,132	56,596

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